Exhibit 99.1

Clean Energy Reports Revenue of $106.4 Million and 63.2 Million RNG Gallons Sold for the Second Quarter of 2026.

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — August 6, 2026 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the second quarter of 2026.

Financial Highlights

o	Revenue of $106.4 million in Q2 2026 compared to $102.6 million in Q2 2025.
o	Net loss attributable to Clean Energy for Q2 2026 was $(14.9) million, or $(0.07) per share, on a GAAP (as defined below) basis, compared to $(20.2) million, or $(0.09) per share, for Q2 2025.
o	Adjusted EBITDA (as defined below) was $16.0 million for Q2 2026, compared to $17.5 million for Q2 2025.
o	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $138.0 million as of June 30, 2026, compared to $156.1 million as of December 31, 2025.

Operational and Strategic Highlights

o	Announced the appointment of Bart Frabotta as Chief Operating Officer.
o	Awarded two separate contracts to design and install liquefied natural gas fueling systems for gas-to-power applications in Puerto Rico. These contracts will provide energy security and resiliency to support local pharmaceutical manufacturing operations as well as fuel a six-megawatt combined heat and power plant.
o	In May, we announced the expansion of our RNG station network to six new locations in California, New Jersey, Oklahoma, Michigan and Washington. These new locations allow us to continue expanding our nationwide network to meet the growing demand from heavy-duty truck fleets seeking immediate fuel cost savings and significant emissions reductions by powering their trucks with clean-burning RNG.
o	RNG gallons sold of 63.2 million gallons in Q2 2026, a 2.9% increase compared to Q2 2025.

Commentary by Clay Corbus, President and Chief Executive Officer

“Our second quarter results demonstrate continued solid execution across the business. Fuel volumes, including both RNG and conventional natural gas, increased year over year, reflecting ongoing customer investment in and demand for cleaner, lower-carbon fuel. This has been especially true in today’s volatile fuel environment. Having a clean, domestically produced fuel is one of the reasons that we remain on plan through the first half of the year, along with great execution by our team. With $138.0 million in cash and investments at quarter end, we remain focused on serving our fleet customers and expanding the role of domestically supplied RNG as a practical, low-carbon fuel for a variety of applications in this rapidly evolving energy market.”

Summary and Review of Results

The Company’s revenue for the second quarter of 2026 was decreased by $9.6 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $17.4 million in Q2 2025. Q2 2026 station construction revenues were $16.0 million versus $7.8 million of station construction revenues in Q2 2025. Revenue for Q2 2026 also included an unrealized loss of $0.2 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized loss of $0.5 million in Q2 2025. Q2 2026 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues were $14.2 million versus $11.9 million of RIN and LCFS revenues in Q2 2025 reflecting (i) an increase in RIN revenue of $1.0 million primarily due to incremental RIN revenue generated by the Company’s consolidated dairy RNG production project (upstream business), higher price, and higher volume partially offset by a lower share of RIN values and (ii) an increase in LCFS revenue of $1.3 million primarily due to a higher share of LCFS values, higher low-CI volume, higher price, and incremental LCFS revenue generated by the Company’s consolidated dairy RNG production project (upstream business).

Net loss attributable to Clean Energy for Q2 2025 included higher non-cash stock-based sales incentive contra-revenue charges related to the Amazon warrant, and a loss from the Rimere equity method investment, which was disposed of in December 2025.

Non-GAAP income (loss) per share (as defined below) for Q2 2026 was ($0.01), compared to $0.00 per share for Q2 2025.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful for an understanding of its operating results and the ongoing performance of its business. Non-GAAP income (loss) per share and Adjusted EBITDA are defined below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2025	2026	2025	2026
Net loss attributable to Clean Energy Fuels Corp.	$(20,240)	$(14,853)	$(155,207)	$(27,265)
Amazon warrant charges	17,396	9,612	34,734	19,719
Stock-based compensation expense	2,403	2,252	4,180	4,282
Amortization of investment tax credit from consolidated RNG project	—	(207)	—	(439)
Accelerated depreciation expense associated with station equipment removal	—	—	50,660	—
Loss from Rimere equity method investment	1,056	—	2,607	—
Loss (gain) from SAFE S.p.A. equity method investment	271	1,250	749	1,095
Loss (gain) from change in fair value of derivative instruments	545	249	1,101	(369)
Impairment of goodwill	—	—	64,328	—
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	—	—	(36)
Amortization of investment tax credit from RNG equity method investments	(1,094)	(514)	(1,330)	(797)
Non-GAAP net income (loss) attributable to Clean Energy Fuels Corp.	$337	$(2,211)	$1,822	$(3,810)
Diluted weighted-average common shares outstanding	220,726,289	220,257,296	222,859,095	219,964,143
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.09)	$(0.07)	$(0.70)	$(0.12)
Non-GAAP income (loss) attributable to Clean Energy Fuels Corp. per share	$0.00	$(0.01)	$0.01	$(0.02)

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2025	2026	2025	2026
Net loss attributable to Clean Energy Fuels Corp.	$(20,240)	$(14,853)	$(155,207)	$(27,265)
Income tax expense (benefit)	72	128	(2,860)	146
Interest expense	7,735	5,505	15,263	11,206
Interest income	(3,088)	(1,617)	(5,987)	(2,999)
Depreciation and amortization	9,962	10,682	21,569	21,684
Accelerated depreciation expense associated with station equipment removal	—	—	50,660	—
Impairment of goodwill	—	—	64,328	—
Amazon warrant charges	17,396	9,612	34,734	19,719
Stock-based compensation expense	2,403	2,252	4,180	4,282
Amortization of investment tax credit from consolidated RNG project	—	(207)	—	(439)
Loss from Rimere equity method investment	1,056	—	2,607	—
Loss (gain) from SAFE S.p.A. equity method investment	271	1,250	749	1,095
Loss (gain) from change in fair value of derivative instruments	545	249	1,101	(369)
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	—	—	(36)
Depreciation and amortization from RNG equity method investments	2,747	3,515	5,493	6,379
Interest expense from RNG equity method investments	216	197	429	393
Interest income from RNG equity method investments	(472)	(196)	(1,136)	(428)
Amortization of investment tax credit from RNG equity method investments	(1,094)	(514)	(1,330)	(797)
Adjusted EBITDA	$17,509	$16,002	$34,593	$32,571

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2025	2026	2025	2026
Net loss attributable to fuel distribution*	$(15,030)	$(10,071)	$(144,962)	$(15,373)
Income tax expense (benefit)	72	128	(2,860)	146
Interest expense	7,735	5,505	15,263	11,206
Interest income	(3,088)	(1,617)	(5,987)	(2,999)
Depreciation and amortization from fuel distribution	9,962	9,341	21,569	18,360
Accelerated depreciation expense associated with station equipment removal	—	—	50,660	—
Impairment of goodwill	—	—	64,328	—
Amazon warrant charges	17,396	9,612	34,734	19,719
Stock-based compensation expense	2,403	2,252	4,180	4,282
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	—	—	(36)
Loss from Rimere equity method investment	1,056	—	2,607	—
Loss (gain) from SAFE S.p.A. equity method investment	271	1,250	749	1,095
Loss (gain) from change in fair value of derivative instruments	545	249	1,101	(369)
Adjusted EBITDA attributable to fuel distribution	$21,322	$16,649	$41,382	$36,031

* Fuel distribution represents the Company’s consolidated results excluding the results from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2025	2026	2025	2026
Net loss from RNG upstream attributable to Clean Energy Fuels Corp.*	$(5,210)	$(4,782)	$(10,245)	$(11,892)
Depreciation and amortization from RNG upstream	2,747	4,856	5,493	9,703
Interest expense from RNG upstream	216	197	429	393
Interest income from RNG upstream	(472)	(196)	(1,136)	(428)
Amortization of investment tax credit from RNG upstream	(1,094)	(722)	(1,330)	(1,236)
Adjusted EBITDA of RNG upstream attributable to Clean Energy Fuels Corp.	$(3,813)	$(647)	$(6,789)	$(3,460)

* RNG upstream combines the results from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

Fuel Volume

The following table presents, for the three and six months ended June 30, 2025 and 2026, the amount of total fuel volume the Company sold to customers, with particular focus on RNG volume as a subset of total fuel volume.

	Three Months Ended		Six Months Ended
Fuel volume, GGEs(1) sold (in millions),	June 30,		June 30,
correlating to total volume-related product revenue	2025	2026	2025	2026
RNG	61.4	63.2	112.0	130.6
Conventional natural gas	14.9	18.6	31.0	35.9
Total fuel volume	76.3	81.8	143.0	166.5

The following table shows the Company’s sources of revenue for the three and six months ended June 30, 2025 and 2026:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenue (in millions)	2025	2026	2025	2026
Product revenue:
Volume-related (1)
Fuel sales(2)	$67.9	$61.1	$144.2	$140.7
Change in fair value of derivative instruments(3)	(0.5)	(0.2)	(1.1)	0.4
RIN Credits(4)	9.2	10.3	14.4	20.3
LCFS Credits(5)	2.7	3.9	6.5	8.3
Total volume-related product revenue	79.3	75.1	164.0	169.7
Station construction sales	7.8	16.0	13.4	24.3
Total product revenue	87.1	91.1	177.4	194.0
Service revenue:
O&M services (2) (6)	14.9	14.8	27.7	29.0
Other services	0.6	0.5	1.3	0.9
Total service revenue	15.5	15.3	29.0	29.9
Total revenue	$102.6	$106.4	$206.4	$223.9

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes non-cash stock-based sales incentive contra-revenue charges associated with the Amazon warrant. For the three and six months ended June 30, 2025, contra-revenue charges recognized in fuel sales revenue were $17.4 million and $34.7 million, respectively. For the three and six months ended June 30, 2026, contra-revenue charges recognized in fuel sales were $6.5 million and $14.0 million, respectively, and contra-revenue charges recognized in O&M services revenue for the three and six months ended June 30, 2026, were $3.1 million and $5.7 million, respectively, for a total for the three and six months ended June 30, 2026 of $9.6 million and $19.7 million, respectively, of contra-revenue charges.

(3)	The change in fair value of unsettled derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s truck financing program.

(4)	RIN Credits includes $1.3 million and $2.0 million for the three and six months ended June 30, 2026, related to the Company’s consolidated RNG project.
(5)	LCFS Credits includes $0.3 million and $0.8 million for the three and six months ended June 30, 2026, related to the Company’s consolidated RNG project
(6)	O&M services revenue includes revenues earned from providing operating and maintenance services on natural gas fueling stations owned by our customers for fixed fees or per gallon fees based on the volume of fuel dispensed at the customer station. If we provide the fuel in addition to the O&M services, we include the revenues associated with providing the fuel in volume-related product revenue.

2026 Outlook

Our GAAP net loss for 2026 is expected to range from approximately $(71) million to $(66) million, assuming no unrealized gains or losses on customer contracts relating to the Company’s truck financing program and Amazon warrant charges estimated to be approximately $47 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s customer fueling contracts relating to the Company’s truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2026. Adjusted EBITDA for 2026 is estimated to range from approximately $70 million to $75 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2026 Adjusted EBITDA assume the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2026 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2026 Outlook
Net loss attributable to Clean Energy Fuels Corp.	$(71,000) - (66,000)
Income tax benefit	600
Interest expense	24,500
Interest income	(4,800)
Depreciation and amortization	49,000
Stock-based compensation	11,000
Loss from SAFE S.p.A. equity method investment	2,000
Loss from change in fair value of derivative instruments	-
Amazon warrant charges	47,000
Amortization of investment tax credit from consolidated RNG project	(900)
Depreciation and amortization from RNG equity method investments	14,500
Interest expense from RNG equity method investments	500
Interest income from RNG equity method investments	(300)
Amortization of investment tax credit from RNG equity method investments	(2,100)
Adjusted EBITDA	$70,000 - 75,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2026 Outlook
Net loss attributable to fuel distribution*	$(54,300) - (51,400)
Income tax benefit	600
Interest expense	24,500
Interest income	(4,800)
Depreciation and amortization from fuel distribution	41,000
Stock-based compensation	11,000
Loss from SAFE S.p.A. equity method investment	2,000
Loss from change in fair value of derivative instruments	-
Amazon warrant charges	47,000
Adjusted EBITDA attributable to fuel distribution	$67,000 - 69,900

* Fuel distribution represents the Company’s consolidated results excluding the results from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

(in thousands)	2026 Outlook
Net loss attributable to RNG upstream*	$(16,700) - (14,600)
Depreciation and amortization from RNG upstream	22,500
Interest expense from RNG upstream	500
Interest income from RNG upstream	(300)
Amortization of investment tax credit from RNG upstream	(3,000)
Adjusted EBITDA attributable to RNG upstream	$3,000 - 5,100

* RNG upstream combines net loss from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.800.343.4136 from the U.S. (Conference ID: CLEAN) and international callers can dial 1.203.518.9843 (Conference ID: CLEAN). A telephone replay will be available approximately three hours after the call concludes through Thursday, August 20, 2026, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 11162192. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s website at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus (minus) loss (income) from Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus one-off, non-cash charge to Goodwill, (minus) gain on extinguishment of loan receivable and equity security and minus amortization of investment tax credit from RNG equity method investments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. In addition, the Company’s management believes excluding the results from the Rimere equity method investment is useful to investors because Rimere is an investment belonging to the non-core operations of the Company, and its results are not indicative of the Company’s ongoing operations. Similarly, the Company’s management believes excluding the non-cash results from the SAFE S.p.A. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments. Furthermore, the Company’s management believes excluding other income relating to the amortization of investment tax credit from RNG equity method investments is useful to investors because such income is not generated from the core operations of the Company and may obscure trends of the Company’s core operations.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus one-off, non-cash charge to Goodwill, minus gain on extinguishment of loan receivable and equity security, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, minus interest income from RNG equity method investments, and minus amortization of investment tax credit from RNG equity method investments and the Company’s consolidated RNG project. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2026 outlook, our volume growth, customer expansion, network expansion, production sources, joint ventures, governmental regulations, vehicle adoption, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the impact of a bankruptcy or failure of any source owners at our projects; the Company’s dependence on the production of vehicles and engines by manufacturers over which the Company has no control; the long and variable development cycle required to secure ADG RNG from new projects; the potential commercial viability, solvency, financial capacity, and operational capability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to procure and maintain contracts with government entities; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; significant fluctuations in the Company’s results of operations, which make it difficult to predict future results of operations; the Company’s warranty reserves may not adequately cover its warranty obligations; a future pandemic, epidemic or other infectious disease outbreak; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the health, safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government and environmental regulations; the impact of the foregoing on the trading price of the Company’s common stock; the interests of the Company’s significant stockholders may differ from the Company’s other stockholders; the Company’s ability to protect against any material failure, inadequacy, interruption or security failure of its information technology; the Company’s recent leadership transition; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K for the year ended December 31, 2025 that the Company filed with the Securities and Exchange Commission on February 24, 2026, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that the Company filed with the Securities and Exchange Commission on May 7, 2026, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 that the Company expects to file with the Securities and Exchange Commission on or about August 6, 2026, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
Gary Foster
(949) 437-1113
Gary.Foster@cleanenergyfuels.com

Investor Contact:

Thomas Driscoll

(949) 437-1191

Thomas.Driscoll@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	June 30,
	2025	2026
Assets
Current assets:
Cash, cash equivalents and restricted cash	$157,756	$59,153
Short-term investments	552	80,997
Accounts receivable, net of allowance of $2,069 and $1,604 as of December 31, 2025 and June 30, 2026, respectively	100,793	91,798
Other receivables	6,193	10,195
Inventory	43,906	43,282
Notes receivable - related party	—	—
Prepaid expenses and other current assets	41,139	38,699
Total current assets	350,339	324,124
Operating lease right-of-use assets	87,922	83,281
Land, property and equipment, net	324,040	313,142
Notes receivable and other long-term assets, net	22,194	19,482
Investments in other entities	262,325	276,135
Goodwill	—	—
Intangible assets, net	9,896	9,646
Total assets	$1,056,716	$1,025,810
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$52	$56
Current portion of finance lease obligations	1,303	1,192
Current portion of operating lease obligations	9,095	9,579
Accounts payable	26,176	21,148
Accrued liabilities	96,106	89,285
Deferred revenue	18,423	9,449
Total current liabilities	151,155	130,709
Long-term portion of debt	226,727	228,968
Long-term portion of finance lease obligations	2,531	1,849
Long-term portion of operating lease obligations	85,920	80,922
Other long-term liabilities	25,316	24,681
Total liabilities	491,649	467,129
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 219,331,992 shares and 220,358,166 shares issued and outstanding as of December 31, 2025 and June 30, 2026, respectively	22	22
Additional paid-in capital	1,796,957	1,820,002
Accumulated deficit	(1,234,566)	(1,261,831)
Accumulated other comprehensive loss	(2,992)	(4,861)
Total Clean Energy Fuels Corp. stockholders’ equity	559,421	553,332
Noncontrolling interest in subsidiary	5,646	5,349
Total stockholders’ equity	565,067	558,681
Total liabilities and stockholders’ equity	$1,056,716	$1,025,810

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2026	2025	2026
Revenue:
Product revenue	$87,112	$91,146	$177,402	$194,019
Service revenue	15,501	15,213	28,975	29,896
Total revenue	102,613	106,359	206,377	223,915
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	65,193	64,305	133,039	138,109
Service cost of sales	9,237	11,910	17,394	23,009
Selling, general and administrative	27,453	24,590	54,917	49,136
Depreciation and amortization	9,962	10,682	72,229	21,684
Impairment of goodwill	—	—	64,328	—
Total operating expenses	111,845	111,487	341,907	231,938
Operating loss	(9,232)	(5,128)	(135,530)	(8,023)
Interest expense	(7,735)	(5,505)	(15,263)	(11,206)
Interest income	3,088	1,617	5,987	2,999
Other income, net	73	296	81	639
Loss from equity method investments	(6,530)	(6,187)	(13,574)	(11,825)
Loss before income taxes	(20,336)	(14,907)	(158,299)	(27,416)
Income tax (expense) benefit	(72)	(128)	2,860	(146)
Net loss	(20,408)	(15,035)	(155,439)	(27,562)
Loss attributable to noncontrolling interest	168	182	232	297
Net loss attributable to Clean Energy Fuels Corp.	$(20,240)	$(14,853)	$(155,207)	$(27,265)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.09)	$(0.07)	$(0.70)	$(0.12)
Weighted-average common shares outstanding:
Basic and diluted	220,393,997	220,257,296	222,024,912	219,964,143